July 10, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  The Bralorne Mining Company

     We have read the statements that The Bralorne Mining Company has included under Item 4.01 of the Form 8-K report it filed regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

                                         Very truly yours,

                                         /s/ Madsen & Associates CPA Inc.
                                         --------------------------------
                                         Madsen & Associates CPA Inc.